Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 000-51726 on Form S-8 of our report dated June 26, 2019 appearing in this Annual Report on Form 11-K of Magyar Bank 401(k) Profit Sharing Plan for the year ended December 31, 2018.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin
June 26, 2019